UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2014

Saddlebrook Resorts, Inc.

(Exact name of registrant as specified in its charter)

Florida	2-65481	59-1917822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Saddlebrook Way Wesley Chapel, Fl.	33543
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 813-973-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2014, the Company entered into a new financing agreement with USAmeriBank for a term loan of $5,000,000. The proceeds were used to retire the existing term note due June 12, 2014 of $4,386,000. The remaining proceeds were used to pay closing costs and provide additional working capital. The new term note matures on June 1, 2019. Interest only payments at a rate of 3% over the one month Libor index (3.15% at June 30, 2014) are required for the first twelve months. Thereafter, the term note requires monthly principal payments of $20,833 plus interest of 3% over the one month Libor index. The term note is collateralized by all current and subsequently acquired real and personal property.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement, dated June 6, 2014, between Saddlebrook Resorts, Inc. and USAmeriBank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saddlebrook Resorts, Inc.

Date 08/05/2014	By:	/s/ Donald L. Allen
Name: Donald L. Allen
Title: Vice President and Treasurer (Principal Financial and Accounting Officer)